Exhibit 99.1
Advent Technologies Reports Q4 2021 Results

•
Q4 revenue up 714% versus prior year to $2.9 million, on increased customer demand for fuel cell components, and, fuel cell systems from UltraCell (now Advent LLC), SerEnergy (now Advent Technologies A/S), SerEnergy Philippines, Inc. (now Advent Green Energy Philippines, Inc.), and fischer eco solutions (now Advent Technologies GmbH). The Company also collected $3.0 million from SerEnergy customers during Q4 related to pre-acquisition revenue.

•	Full year 2021 revenue of $7.1 million; on a pro forma basis as if SerEnergy and fischer eco solutions had been acquired at the beginning of the year, 2021 revenue would have been $16.0 million.
•	Net loss in Q4 of $(9.0) million or $(0.18) per share.
•	Company holds cash reserves of $79.8 million as of December 31, 2021.

BOSTON, MA. – March 28, 2022 – Advent Technologies Holdings, Inc. (NASDAQ: ADN) (“Advent” or the “Company”), an innovation-driven leader in the fuel cell and hydrogen technology space, today announced consolidated financial results for the three months ended December 31, 2021.  All amounts are in U.S. dollars unless otherwise noted and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Q4 2021 Financial Highlights
(all comparisons are to Q4 2020, unless otherwise stated)

•
Revenue of $2.9 million, a 714% year-over-year increase, the result of increased customer demand for Advent’s products across the board and through the acquisitions of UltraCell, SerEnergy, SerEnergy Philippines, Inc. and fischer eco solutions.

•
Operating expenses of $16.3 million, a year-over-year increase of $14.4 million, primarily due to costs related to the accelerated growth of the Company from the acquired businesses; increased staffing and costs to operate as a public company; higher R&D costs; and incentive and stock-based compensation expenses.

•	Net loss was $(9.0) million, and adjusted net loss was $(15.9) million. Adjusted net loss excludes a $6.9 million gain from the change in the fair value of outstanding warrants.
•	Net loss per share was $(0.18).
•	Cash reserves were $79.8 million as of December 31, 2021, a decrease of $12.7 million from September 30, 2021, driven by the increased level of R&D and administrative and selling expenses.

“This solid revenue growth versus the prior year authenticates our business model, while the consolidation of the operations of UltraCell, SerEnergy, SerEnergy Philippines and fischer eco solutions has accelerated our growth and focus across the value chain from fuel cell components to fuel cell systems,” said Dr. Vasilis Gregoriou, Chairman and CEO of Advent Technologies.  “We are seeing strong demand for our products across the portable and stationary off-grid power markets and remain confident that we are on a firm path for growth as we deliver efficient solutions for clean energy and decarbonization to a variety of end markets.  Our product pipeline is increasing month on month, and this will be reflected in future sales as we convert this pipeline to final supply contracts.”

Q4 2021 Financial Summary

(in Millions of US dollars, except per share data)	Three Months Ended December 31,

	2021	2020	$ Change

Revenue, net	$2.90	$0.36	$2.55
Gross Profit	$0.16	$0.22	$(0.06)
Gross Margin (%)	5%	61%

Operating Income/(Loss)	$(16.66)	$(1.66)	$(15.00)
Net Income/(Loss)	$(9.01)	$(1.70)	$(7.30)
Net Income/(Loss) Per Share	$(0.18)	$(0.07)	$(0.11)

Non-GAAP Financial Measures
Adjusted EBITDA – Excl Warrant Adjustment	$(15.57)	$(1.65)	$(13.92)
Adjusted Net Income/(Loss) - Excl Warrant Adjustment	$(15.91)	$(1.70)	$(14.21)

Cash and Cash Equivalents	$79.8

For a more detailed discussion of Advent’s fourth quarter 2021 results, please see the Company’s financial statements and management’s discussion & analysis, which are available at ir.advent.energy.

The financial results include non-GAAP financial measures.  These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in “Presentation of Non-GAAP Financial Measures” and the attached appendix tables.

Q4 2021 Business Updates:

Rapid Integration of SerEnergy:  On October 7, 2021, Advent announced that a new order was placed in September 2021 for Advent’s “SereneU” 5kW fuel cells to roll-out in the Asian market.  The new fuel cell stacks and reformers are intended to support internal testing set-ups to evaluate performance and to showcase results with Thai telecom operators.  Advent Technologies A/S has been a partner of Thailand-based Alright Combination Centric Co., Ltd. (“ALCC”) since 2017.  ALCC is a product distributor and service provider to Thailand’s ICT industry.  Advent’s 5kW fuel cell will address the multi-million USD telecom sector in Thailand as well as support ALCC’s government projects for microgrids on remote islands and for back-up at the Marine Security Center of the Royal Thai Navy.  Advent SereneU fuel cells are 4th generation fuel cells, which provide customers a lifetime extension to minimize maintenance and leverage profitability.  This new generation introduces advantages, including longer lifetime, less service and maintenance fees, and improved total cost of ownership.  The product upgrade places Advent fuel cells in a pivotal position to respond to an increasing global demand for sustainable energy.  Additional benefits of SereneU include an increase in overall lifetime by more than 30% from the 3rd generation fuel cells; embedded unit swap technology that secures zero or short downtime during power failures; and, a wider temperature operation from -20°C to 50°C, reinforcing climate resilience.

Smart Communications Inc.:  In October 2021, Advent announced that with its partner, Smart Communications Inc. (”Smart”), the Company successfully completed the first installation of its HG 5000 fuel cell systems across the Philippines.  The delivery agreement was made earlier in 2021 between Smart in the Philippines and Advent Technologies A/S in Denmark.  Smart’s partnership with Advent follows its commitment to the United Nations Race to Zero Campaign with the GSM Association, as a member of the trade alliance’s Climate Action Task Force.  The movement of the global industry of mobile network operators highlights its broad-based commitment to zero emissions from all stakeholders.  Race to Zero is a global campaign that aims to mobilize leadership and support from businesses, cities, regions, and investors for net zero carbon emissions by 2050.  As the wireless arm of the Philippines’ largest fully integrated telecommunications company, PLDT Inc., Smart’s shift to green energy follows the announcement of the Philippines Department of Energy in Q4 2020 that the government will no longer accept proposals to build new coal power plants, from the new Energy Conservation and Efficiency Act signed into law in 2019.  These significant policy shifts support the deployment of cleaner energy sources to help ensure more sustainable growth for the country.

Advent and BASF New Business GmbH (“BASF”) signed a Memorandum of Understanding (“MoU”):  On December 13, 2021, it was announced that the MoU aims to develop and increase the manufacturing scale of advanced fuel cell membranes designed for long-term operations under extreme conditions.  BASF intends to improve the long-term stability of its Celtec® membrane and to increase production capacity with advanced technical capabilities to enable further improved and competitive Advent fuel cell systems and membrane electrode assembly (“MEA”).  Under the agreement the two companies will explore the implementation of high-volume manufacturing for the Celtec® membranes, utilize Advent’s fuel cell stack and system testing facilities to assess and qualify the new Celtec® membrane for the SereneU (telecom power), M-ZERØ (methane emissions reduction), and Honey Badger (portable power, defense) Advent product families.  Furthermore, BASF supports the realization of large-scale Important Projects of Common European Interests (“IPCEIs”) White Dragon and Green HiPo (pending EU approval), through materials for power generation, hydrogen generation, and power storage.  The goal of the two projects as submitted by Advent and the White Dragon consortium of companies is to replace Greece’s largest coal-fired power plants with renewable solar energy parks, which will be supported by CO2-free hydrogen production (4.65GW), and fuel cell heat and power production (400MW).  In addition, BASF will also evaluate the producibility of the ion-pair membrane developed in collaboration by Advent and the U.S. Department of Energy.  Advent has substantial experience in the development of high-temperature PEM fuel cell systems namely for stationary and portable applications as well as critical components such as MEAs and Gas Diffusion Electrodes (“GDEs”).  Advent is working to increase the performance and scope of its products to satisfy the requirements of its customers and to address new applications.  BASF has substantial experience in the manufacturing and development of proton-conducting membranes, GDEs, HT-PEM MEAs and the pertinent chemicals, catalysts, and compositions for their application in hydrogen separation and fuel cells.  BASF is constantly improving the quality, robustness and performance of its products to support growth in fuel cell systems applications.

Advent Fuel Cell for the Maritime Sector:  On December 20, 2021, Advent announced that its fuel cell unit for the Maritime Sector, developed within the framework of the RiverCell Consortium, had passed safety testing, as well as a safety assessment completed by DNV, one of the world’s leading classification societies.  RiverCell, a demonstration project supported by a consortium of partners, was initiated in 2015.  Funded by Germany’s Federal Ministry for Digital and Transport and led by Meyer Werft, it consists of a range of experienced partners throughout the maritime sector, including DNV, HADAG, Helm Proman Methanol, Neptun Werft, Pella Sietas, Technische Universität Berlin, Viking River Technical Cruises, and Advent.  The project is dedicated to the design and development of a fuel cell hybrid system for inland vessels, and its realization has provided valuable insights in terms of the suitability, practical use, and economic efficiency of hybrid powertrains.  In addition to cutting greenhouse gas emissions, the hybrid concept – featuring energy storage combined with sustainable fuel cell-powered energy production – demonstrated an increase to both safety and efficiency in shipping.  As part of the demonstration, a section of a river cruise vessel was set up on dryland at Neptun Werft, in Rostock, Germany.  There, the prototype of Advent’s SereneU marine fuel cell unit was successfully integrated into a modern hybrid DC electric energy grid, which was equipped with all relevant ship systems, including battery storage as well as a conventional diesel genset.  With current regulations still based on the traditional use of diesel-powered energy sources, another core objective of the demonstrations has been to encourage the development of new global regulatory frameworks for the shipping sector, thus paving the way for future use of sustainable technologies.

Dr. Gregoriou concluded, “We continue to build on the strength of our business with a focus to expand and to grow strategic initiatives.  In 2022, we will further consolidate the acquired businesses to maximize efficiency and effectiveness throughout our global operations.  The White Dragon and Green HiPo projects are progressing and we believe that, if approved, they will have a significant impact on the implementation of green energy in southeastern Europe, thus shifting the reliability away from the sources of traditional fuels.  The acquisitions we completed during 2021 have expanded our growing revenue base in full fuel cell stacks and systems and position Advent with the expertise to be a leader in clean energy production.  I am confident in the potential for Advent and our technologies, and very optimistic that we will continue to increase market share as the world moves towards clean energy and decarbonization.”

Conference Call

The Company will host a conference call on Monday, March 28, 2022, at 9:00 AM ET to discuss its results.

To access the call please dial (844) 200-6205 from the United States, or (929) 526-1599 from outside the U.S. The conference call I.D. number is 442422. Participants should dial in 5 to 10 minutes before the scheduled time.

A replay of the call can also be accessed via phone through April 11, 2022, by dialing (866) 813-9403 from the U.S., or (204) 525-0658 from outside the U.S. The conference I.D. number is 661424.

About Advent Technologies Holdings, Inc.

Advent Technologies Holdings, Inc. is a U.S. corporation that develops, manufactures, and assembles complete fuel cell systems, and the critical components for fuel cells in the renewable energy sector.  Advent is headquartered in Boston, Massachusetts, with offices in California, Greece, Denmark, Germany, and the Philippines.  With more than 100 patents issued for its fuel cell technology, Advent holds the IP for next-generation HT-PEM that enable various fuels to function at high temperatures and under extreme conditions – offering a flexible “Any Fuel. Anywhere.” option for the automotive, aviation, defense, oil and gas, marine, and power generation sectors.  For more information, please visit  www.advent.energy.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements.  These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning.  Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  Applicable risks and uncertainties include, among others, the Company’s ability to realize the benefits from the business combination; the Company’s ability to maintain the listing of the Company’s common stock on Nasdaq; future financial performance; public securities’ potential liquidity and trading; impact from the outcome of any known and unknown litigation; ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures; future mix of revenue and effect on gross margins; attraction and retention of qualified directors, officers, employees and key personnel; ability to compete effectively in a competitive industry; ability to protect and enhance our corporate reputation and brand; expectations concerning our relationships and actions with our technology partners and other third parties; impact from future regulatory, judicial and legislative changes to the industry; ability to locate and acquire complementary technologies or services and integrate those into the Company’s business; future arrangements with, or investments in, other entities or associations; and intense competition and competitive pressure from other companies worldwide in the industries in which the Company will operate; and the risks identified under the heading “Risk Factors” in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 20, 2021, as well as the other information we file with the SEC.  We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.  You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties.  The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.  Our business is subject to substantial risks and uncertainties, including those referenced above.  Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. GAAP throughout this press release, the Company has provided non-GAAP financial measures— Adjusted Net Income /(Loss) and Adjusted EBITDA —which present results on a basis adjusted for certain items.  The Company uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors.  The Company believes that these non-GAAP financial measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.  These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of the Company’s financial results in accordance with GAAP.  The use of the terms Adjusted Net Income / (Loss) and Adjusted EBITDA may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.  These measures are reconciled from the respective measures under GAAP in the appendix below.

Contacts

Advent Technologies Holdings, Inc.

Naiem Hussain
nhussain@advent.energy

Chris Kaskavelis
press@advent.energy

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ADVENT TECHNOLOGIES HOLDINGS, INC.
 CONSOLIDATED BALANCE SHEETS

	As of
ASSETS	December 31, 2021 (Unaudited)	December 31, 2020
Current assets:
Cash and cash equivalents	$79,764,430	$515,734
Accounts receivable, net	3,138,603	421,059
Due from related parties	-	67,781
Contract assets	1,617,231	85,930
Inventories	6,957,776	107,939
Prepaid expenses and Other current assets	5,872,758	496,745
Total current assets	97,350,798	1,695,188
Non-current assets:
Goodwill	30,030,498	-
Intangibles, net	23,343,586	-
Property, plant and equipment, net	8,584,988	198,737
Other non-current assets	2,475,346	136
Deferred tax assets	1,245,539	-
Total non-current assets	65,679,957	198,873
Total assets	$163,030,755	$1,894,061
LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Trade payables	$4,837,369	$881,394
Due to related parties	-	1,114,659
Deferred income from grants, current	205,212	158,819
Contract liabilities	1,118,130	167,761
Other current liabilities	12,513,770	904,379
Income tax payable	195,599	201,780
Total current liabilities	18,870,080	3,428,792
Non-current liabilities:
Warrant liability	10,373,264	-
Deferred tax liabilities	2,499,920	-
Defined benefit obligation	90,066	33,676
Deferred income from grants, non-current	-	182,273
Other long-term liabilities	995,634	42,793
Total non-current liabilities	13,958,884	258,742
Total liabilities	32,828,964	3,687,534
Commitments and contingent liabilities
Stockholders’ equity / (deficit)
Common stock ($0.0001 par value per share; Shares authorized: 110,000,000 at December 31, 2021 and December 31, 2020; Issued and outstanding: 51,253,591 and 25,033,398 at December 31, and December 31, 2020, respectively)	5,125	2,503
Preferred stock ($0.0001 par value per share; Shares authorized: 1,000,000 at December 31, 2021 and December 31, 2020; nil issued and outstanding at December 31, 2021 and December 31, 2020	-	-
Additional paid-in capital	164,894,039	10,993,762
Accumulated other comprehensive (loss) / income	(1,291,037)	93,256
Accumulated deficit	(33,406,336)	(12,882,994)
Total stockholders’ equity / (deficit)	130,201,791	(1,793,473)
Total liabilities and stockholders’ equity	$163,030,755	$1,894,061

ADVENT TECHNOLOGIES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

 (All amounts in USD, except for number of shares)

	Three months ended December 31, (Unaudited)		Years Ended December 31,
			(Unaudited)
	2021	2020	2021	2020
Revenue	$2,902,088	$356,620	$7,068,842	$882,652
Cost of revenue	(2,743,740)	(139,759)	(5,406,216)	(514,189)
Gross profit	158,348	216,861	1,662,626	368,463
Income from grants	197,420	47,646	829,207	206,828
Research and development expenses	(1,979,491)	(21,265)	(3,540,540)	(102,538)
Administrative and selling expenses	(14,318,499)	(1,907,179)	(41,876,741)	(3,548,242)
Amortization of intangible assets	(717,383)	-	(1,184,830)	-
Operating loss	(16,659,605)	(1,663,937)	(44,110,278)	(3,075,489)
Fair value change of warrant liability	6,909,723	-	22,743,057	-
Finance income / (expenses), net	(24,600)	(793)	(51,561)	(5,542)
Foreign exchange losses, net	(40,567)	511	(42,708)	(26,073)
Other expenses, net	(62,508)	(40,544)	15,638	(15,696)
Loss before income tax	(9,877,557)	(1,704,763)	(21,445,852)	(3,122,800)
Income tax	871,575	-	922,510	-
Net loss	$(9,005,982)	$(1,704,763)	$(20,523,342)	$(3,122,800)
Net loss per share
Basic loss per share	$(0.18)	$(0.07)	$(0.45)	$(0.15)
Basic weighted average number of shares	51,253,591	25,033,398	45,814,868	20,518,894
Diluted loss per share	$(0.18)	$(0.07)	$(0.45)	$(0.15)
Diluted weighted average number of shares	51,253,591	25,033,398	45,814,868	20,518,894

ADVENT TECHNOLOGIES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	(Unaudited)
	2021	2020
Net Cash used in Operating Activities	$(35,837,000)	$(1,425,068)

Cash Flows from Investing Activities:
Proceeds from sale of property and equipment	6,970	-
Purchases of property and equipment	(3,920,470)	(122,508)
Purchases of intangible assets	(17,747)	-
Advances for the acquisition of property and equipment	(2,200,158)	-
Acquisition of subsidiaries, net of cash acquired	(19,425,378)	-
Net Cash used in Investing Activities	$(25,556,783)	$(122,508)

Cash Flows from Financing Activities:
Business Combination and PIPE financing, net of issuance costs paid	141,120,851	-
Proceeds of issuance of preferred stock	-	1,430,005
Proceeds from issuance of non-vested stock awards	-	21,756
Repurchase of shares	-	(69,431)
Proceeds of issuance of common stock and paid-in capital from warrants exercise	262,177	-
State loan proceeds	118,274	-
Repayment of convertible promissory notes	-	(500,000)
Net Cash provided by Financing Activities	$141,501,302	$882,330

Net increase / (decrease) in cash and cash equivalents	$80,107,519	$(665,246)
Effect of exchange rate changes on cash and cash equivalents	(858,823)	(18,035)
Cash and cash equivalents at the beginning of year	515,734	1,199,015
Cash and cash equivalents at the end of year	$79,764,430	$515,734

Supplemental Non-GAAP Measures and Reconciliations

In addition to providing measures prepared in accordance with GAAP, we present certain supplemental non-GAAP measures.  These measures are EBITDA, Adjusted EBITDA and Adjusted Net Income / (Loss), which we use to evaluate our operating performance, for business planning purposes and to measure our performance relative to that of our peers.  These non-GAAP measures do not have any standardized meaning prescribed by GAAP and therefore may differ from similar measures presented by other companies and may not be comparable to other similarly titled measures.  We believe these measures are useful in evaluating the operating performance of the Company’s ongoing business.  These measures should be considered in addition to, and not as a substitute for net income, operating expense and income, cash flows and other measures of financial performance and liquidity reported in accordance with GAAP.  The calculation of these non-GAAP measures has been made on a consistent basis for all periods presented.

EBITDA and Adjusted EBITDA

These supplemental non-GAAP measures are provided to assist readers in determining our operating performance.  We believe this measure is useful in assessing performance and highlighting trends on an overall basis.  We also believe EBITDA and Adjusted EBITDA are frequently used by securities analysts and investors when comparing our results with those of other companies.  EBITDA differs from the most comparable GAAP measure, net income / (loss), primarily because it does not include interest, income taxes, depreciation of property, plant and equipment, and amortization of intangible assets.  Adjusted EBITDA adjusts EBITDA for transactional gains and losses, asset impairment charges, finance and other income and acquisition costs.

The following tables show a reconciliation of net income / (loss) to EBITDA and Adjusted EBITDA for the three months ended December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020.

EBITDA and Adjusted EBITDA	Three months ended December 31, (Unaudited)			Years Ended December 31,
				(Unaudited)
(in Millions of US dollars)	2021	2020	$ change	2021	2020	$ change
Net loss	$(9.00)	$(1.70)	(7.30)	$(20.52)	$(3.12)	(17.40)
Depreciation of property and equipment	$0.38	$0.00	0.38	$0.56	$0.02	0.54
Amortization of intangibles	$0.71	$0.00	0.71	$1.18	$0.00	1.18
Finance (income) costs, net	$0.02	$0.01	0.01	$0.05	$0.01	0.04
Other (income) expenses, net	$0.06	$0.04	0.02	$(0.02)	$0.02	(0.04)
Foreign exchange differences, net	$0.04	$0.00	0.04	$0.04	$0.03	0.01
Income tax	$(0.87)	$0.00	(0.87)	$(0.92)	$0.00	(0.92)
EBITDA	$(8.66)	$(1.65)	(7.01)	$(19.63)	$(3.04)	(16.59)
Net change in warrant liability	$(6.91)	$0.00	(6.91)	$(22.74)	$0.00	(22.74)
One-Time Transaction Related Expenses (1)	$0.00	$0.00	0.00	$5.87	$0.00	5.87
One-Time Transaction Related Expenses (2)	$0.00	$0.00	0.00	$0.89	$0.00	0.89
Executive severance (3)	$0.00	$0.00	0.00	$2.44	$0.00	2.44
Adjusted EBITDA	$(15.57)	$(1.65)	(13.92)	$(33.17)	$(3.04)	(30.13)

(1)	Bonus awarded after consummation of the Business Combination effective February 4, 2021.
(2)	Transaction costs related to the acquisition of SerEnergy/fischer eco solutions.
(3)	Former Financial Officer resignation.

Adjusted Net Income/(Loss)

This supplemental non-GAAP measure is provided to assist readers in determining our financial performance.  We believe this measure is useful in assessing our actual performance by adjusting our results from continuing operations for changes in warrant liability and one-time transaction costs. Adjusted Net Loss differs from the most comparable GAAP measure, net income / (loss), primarily because it does not include one-time transaction costs and warrant liability changes.  The following table shows a reconciliation of net income/(loss) for the three months ended December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020.

Adjusted Net Loss	Three months ended December 31, (Unaudited)			Years Ended December 31,
				(Unaudited)

(in Millions of US dollars)	2021	2020	$ change	2021	2020	$ change
Net loss	$(9.00)	$(1.70)	(7.30)	$(20.52)	$(3.12)	(17.40)
Net change in warrant liability	$(6.91)	$0.00	(6.91)	$(22.74)	$0.00	(22.74)
One-Time Transaction Related Expenses (1)	$0.00	$0.00	0.00	$5.87	$0.00	5.87
One-Time Transaction Related Expenses (2)	$0.00	$0.00	0.00	$0.89	$0.00	0.89
Executive severance (3)	$0.00	$0.00	0.00	$2.44	$0.00	2.44
Adjusted Net Loss	$(15.91)	$(1.70)	(14.21)	$(34.06)	$(3.12)	(30.94)

(1)	Bonus awarded after consummation of the Business Combination effective February 4, 2021.
(2)	Transaction costs related to the acquisition of SerEnergy/FES.
(3)	Former Financial Officer resignation.

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